CANEUM, INC.

                           CONSULTING AGREEMENT


This Consulting Agreement ("Agreement") is entered into effective as of February 4, 2005 by and between Caneum, Inc. (the "Company") and Robert F. Mitro ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. This Consulting Agreement replaces in its entirety that certain Employment Agreement between Company and Consultant dated October 23, 2003. In consideration of the mutual promises contained herein, the parties agree as follows:

     1. Term. The initial term of this Agreement shall be for a period from the date of this Agreement to October 23, 2006, unless it is terminated earlier as provided herein. Beginning on that date, and on each anniversary thereafter, unless it is terminated earlier as provided herein or The Company delivers written notice to the Consultant of its intention not to extend the Agreement at least ninety (90) days before such anniversary date, the term of this Agreement shall automatically be extended for one additional year.
The restrictive covenants in Section 3 hereof shall survive the termination of this Agreement.

     2.   Independent Contractor; Benefits.

          2.1 Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services (as defined below) as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided herein. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

          2.2 Benefits. The Company and Consultant agree that Consultant will not receive any Company-sponsored benefits from the Company. Notwithstanding the above, the Company will pay the COBRA premiums for Consultant's health, medical and dental plan, or for equivalent benefits from his prior employment by the Company, through October 23, 2006.

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     3.   Confidentiality.

          3.1 Definition. "Confidential Information" means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company's products or services and markets therefor, customer lists and customers with whom Consultant became acquainted directly as a result of providing Services during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

          3.2 Nonuse and Nondisclosure. Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party. Consultant agrees that all Confidential Information will remain the sole property of the Company. Consultant also agrees to take reasonable precautions to prevent unauthorized disclosure of such Confidential Information.

          3.3 Former Client Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any. Consultant also agrees that Consultant will not bring onto the Company's premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          3.4 Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

          3.5 Return of Materials. Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have

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in Consultant's possession or control; provided, however, that
Consultant may retain a copy of such materials for archival purposes.

     4. Conflicting Obligations. Consultant certifies that Consultant has no outstanding agreement or obligation that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such prohibitive agreement during the term of this Agreement. Consultant's violation of this Section 4 will be considered a material breach under this Agreement.

     5. Reports. Consultant also agrees that Consultant will, from time to time during the term of this Agreement or any extension thereof, keep the Company advised as to Consultant's progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the time required to prepare such written reports will be considered time devoted to the performance of the Services.

     6. Location. Consultant shall provide Services at Consultant's offices, at the Company's offices, or at such other places as may be mutually agreed upon by Company and Consultant.

     7. Services. During the term of this Agreement, Consultant shall, at the request of the President, the Chief Executive Officer, or the Board, render consulting and advisory services to the Company relating to strategic planning, corporate and product development, and general business and financial matters, and, at least initially, will serve as the Vice Chairman of the Board of Directors of the Company (the "Services"), provided, however, that the Company's obligations under this Agreement do not require that Consultant be retained as Vice Chairman of the Board of Directors. Consultant shall not be required to devote his entire time, ability and attention to the business of the Company, and the Company agrees and acknowledges that Consultant, during the term of this Agreement and thereafter, may be engaged in other business endeavors both in the same and other industries, both competitive and non-competitive with the Company, that will require the time, ability and attention of Consultant; however, Consultant agrees to devote his best efforts to performing well all duties that the Company may reasonably assign to him from time to time during the term of this Agreement; provided, however, that in no case shall Consultant be required to devote in excess of 25% of his business time and effort to providing Services hereunder; and, provide further, that Consultant shall not be required to provide Services in connection with the offer or sale of securities of the Company in a capital-raising transaction, or to provide services to directly or indirectly promote or maintain a market for the securities of the Company. Other than non-waiveable fiduciary duties and duties of loyalty to the Company that Consultant may owe to the Company in Consultant's capacity as a member of the Company's Board of Directors, Consultant shall have no affirmative duty to bring business opportunities to the attention of the Company or to report potential competitive issues between the Company's activities and the Consultant's business activities provided other than for the Company.

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     8.   Compensation and Benefits.

          8.1 Base Fee. The Consultant's monthly fee shall be $60,000 per year (the "Base Fee") payable $5,000 per month, which fee shall secure Consultant's obligation to provide Services hereunder. The Base Fee shall be payable in the Company's restricted unregistered common stock at a price per share equal to the average bid price Company's stock on a listed exchange or the OTC/BB, for the prior 20 business days prior to the Closing, and each subsequent anniversary of the Closing.

          8.2 Performance Bonus. Individual will be eligible to receive an annual bonus between 0% and 100% of the then applicable Base Salary, less applicable withholding taxes, upon achievement of annual performance objectives to be determined by the Board and Individual, which such objectives for the first year of this Agreement will be established within thirty (30) days of the Effective Date. These bonuses may be paid in either cash or restricted and unregistered stock subject to the determination of the Company's Compensation Committee based on the cash position of the Company at the time of the effective date of the Performance Bonus. Objectives for subsequent years will be determined as set forth herein within thirty (30) days of the beginning of each fiscal year of the Company.

          8.3 Option Grant. The option granted to Individual at the August 14, 2003 meeting of the Board (the "Option") shall continue in effect as nonstatutory options, and the Grant of Stock Option (and the exhibits thereto) attached hereto as Exhibit B (the "Option Agreement") shall have been, or shall be as soon as administratively practicable following the Effective Date executed and delivered by Individual to the Company. The Option will be subject to the terms, definitions and provisions of the Company's 2002 Stock Option/Stock Issuances Plan (the "Option Plan") and the Option Agreement, both of which documents are incorporated herein by reference.

          8.4 Reimbursement Of Business Expenses. The Company shall promptly reimburse the Consultant for all reasonable travel, entertainment and other expenses incurred or paid by the Consultant in performing Services under this Agreement, upon presentation by the Consultant of such supporting information and documentation as the Company may reasonably request in accordance with applicable Company policy and the requirements of the Internal Revenue Code.

     9.   Termination.

          9.1  Survival.  Section 3 (Confidentiality), Section 10
(Mitigation and Offset), Section 12 (Legal Expenses), and Section 13 (Indemnification) will survive termination of this Agreement.

          9.2 Termination Due To Death. The Consultant's service and this Agreement shall terminate immediately upon Consultant's death.
If the Consultant's service is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

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               (a)  payment of any due but unpaid portion of the Base
     Fee through the date of such termination;

               (b) reimbursement pursuant to Section 8.5 for any outstanding reasonable travel, entertainment and other expenses Consultant incurred or paid in performing Services hereunder;

               (c) full and immediate vesting of all stock options (and stock subject to vesting) issued to Consultant; and

               (d) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Consultant.

          9.3 Termination Due To Disability. The Company may terminate the Consultant's service at any time if the Consultant becomes disabled, upon written notice by the Company to the Consultant. For all purposes under this Agreement, "Disability" shall mean that the Consultant, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Consultant's incapacity due to physical or mental illness. If the Consultant's service is terminated due to his disability, he shall be entitled to:

               (a) payment of any due but unpaid portion of the Base Fee through the date of such termination;

               (b) reimbursement pursuant to Section 8.5 for any outstanding reasonable travel, entertainment and other expenses Consultant incurred or paid in performing Services hereunder;

               (c) full and immediate vesting of all stock options (and stock subject to vesting) issued to Consultant;

               (d) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Consultant.

          9.4  Termination For Cause.

          The Company may terminate the Consultant's Services at any time for Cause, provided that the Company gives written notice of termination to the Consultant as set forth below. If the Consultant's service is terminated for Cause, as defined below, he shall be entitled to:

               (a) payment of any due but unpaid portion of the Base Fee through the date of such termination;

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               (b)  reimbursement pursuant to Section 8.5 for any
     outstanding reasonable travel, entertainment and other expenses Consultant incurred or paid in performing Services hereunder;

               (c) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Consultant.

          For purposes of this Agreement, a termination for "Cause" shall mean: (1) the final conviction of the Consultant of, or the entry of a plea of guilty or nolo contendere by the Consultant to, any felony involving moral turpitude; (2) fraud, misappropriation or embezzlement by the Consultant; (3) the Consultant's willful failure or gross misconduct in the performance of Services; or (4) the breach by the Consultant of any material term of this Agreement.

          If the Company exercises its right to terminate the Consultant for Cause, the Company shall: (1) give the Consultant written notice of termination at least twenty (20) days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Consultant a copy of a resolution duly adopted by a majority of the entire membership of the Board, excluding interested directors, after reasonable notice to the Consultant and an opportunity for the Consultant to be heard in person by members of the Board, finding that the Consultant has engaged in such conduct.

          9.5 Termination By the Company Without Cause or Constructive Termination Without Cause. The Company may terminate the Consultant's service at any time without Cause, provided that it gives written notice of termination at least sixty (60) days before the date of such termination. If the Consultant's service is terminated by the Company without Cause, or if there is a Constructive Termination Without Cause, as defined below, the Consultant shall be entitled to receive from the Company the following:

               (a) payment of any due but unpaid portion of the Base Fee through the date of such termination;

               (b) reimbursement pursuant to Section 8.5 for any outstanding reasonable travel, entertainment and other expenses Consultant incurred or paid in performing Services hereunder;

               (c) full and immediate vesting of all stock options (and stock subject to vesting) issued to Consultant; and

               (d) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Consultant.

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          For purposes of this Agreement, "Constructive Termination
Without Cause" shall mean a termination of the Consultant at his own initiative following the occurrence, without the Consultant's prior written consent, of one or more of the following events not on account of Cause:

               (1) a reduction in the Consultant's then current Base Fee, or a significant reduction by the Company in Consultant's opportunities for earnings under any incentive compensation plans, or the termination or significant reduction of any benefit or perquisite enjoyed by Consultant;

               (2) the failure of the Company to obtain an assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within forty-five (45) days after a merger, consolidation, sale or similar transaction.

          In the event the Consultant is terminated by the Company without Cause or there is a Constructive Termination Without Cause, each party shall provide the other with written notice not less than thirty (30) days before the effective date of the termination of employment.

          9.6 Voluntary Termination. If the Consultant voluntarily terminates his service on his own initiative for reasons other than his death, disability, or Constructive Termination Without Cause, he shall be entitled to:

               (a) payment of any due but unpaid portion of the Base Fee through the date of such termination;

               (b) reimbursement pursuant to Section 8.5 for any outstanding reasonable travel, entertainment and other expenses Consultant incurred or paid in performing Services hereunder;

               (c) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Consultant.

          Consultant may voluntarily resign his service and terminate the Agreement at any time by providing fifteen (15) days notice to the Company.

     10. Mitigation And Offset. If the Consultant's service is terminated during the term of this Agreement pursuant to the provisions of Section 9.5, above, the Consultant shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment. The obligation of the Company to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that the Company may assert, or due to any other employment or source of income obtained by the Consultant.

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     11.  Entitlement To Other Benefits.  Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Consultant, Consultant's spouse or domestic partner, dependents or beneficiaries may have pursuant to any other benefits plans or programs.

     12. Legal Expenses. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     13. Indemnification. The Company agrees that if the Consultant is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer, consultant or employee or the Company, or is or was serving at the request of the Company as a director, officer, member, consultant, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to benefit plans, whether or not the basis of such Proceeding is the Consultant's alleged action in an official capacity while serving as a director, officer, member, consultant, employee or agent, the Consultant shall be Indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's articles of incorporation and bylaws. To the extent consistent with the foregoing, this obligation to indemnify the Consultant and hold him harmless shall continue even if he has ceased to be a director, officer, member, consultant, employee or agent of the Company or other such entity described above, and shall inure to the benefit of the Consultant's heirs, executors and administrators. The Company shall advance to the Consultant all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Consultant to repay the amount of such advance if it shall ultimately be determined that the Consultant is not entitled to be indemnified against such costs and expenses.

     Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Consultant under the paragraph above that indemnification of the Consultant is proper because he has met the applicable standards of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that the Consultant has not met such applicable standards of conduct, shall create a presumption that the Consultant has not met the applicable standards of conduct.

     Consultant understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of the Company's right under public policy to indemnify Consultant.

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     14.  Assignability And Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Consultant) and assigns. No rights or obligations may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations, and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees, that in the event of a sale of assets or liquidation as described in the foregoing sentence, it shall take whatever action it is legally entitled to take in order to Cause the assignee or transferee to expressly assume the liabilities, obligations, and duties of the Company under this Agreement. Notwithstanding any such assignment, the Company shall not be relieved from liability under this Agreement. No rights or obligations of the Consultant under this Agreement may be assigned or transferred by the Consultant other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

     15. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid; or (3) in the case of delivery by nationally recognized overnight delivery service, when delivered, addressed as follows:

          If to the Company, to:

               170 Newport Center Drive
               Suite 220
               Newport Beach, CA  92660

          With a copy (which shall not constitute notice) to:

               Ronald N. Vance
               Attorney at Law
               57 West 200 South
               Suite 310
               Salt Lake City, UT  84101

          If to the Consultant, to:

               Ro bert F. Mitro
               20 East main Street, Suite 19
               Los Gatos, CA 95030

or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.

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     16.  Amendment.  This agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

     17. Pronouns. Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     18. Captions. The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.

     19. Time. All reference herein to periods of days are to calendar days, unless expressly provided otherwise. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.

     20. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Consultant and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.

     21. Severability. In case any provision hereof shall be held by a court or arbitrator with jurisdiction over the Company or the Consultant to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Company and the Consultant in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in not way be affected or impaired thereby.

     22. Waiver. No delays or omission by the Company or the Consultant in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Consultant or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     23. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of California, without regard to its conflicts of laws principles.

     24. Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of both the Company and the Consultant and their respective successors and assigns, including any entity with which or into which the Company might be merged or that might succeed to its assets or business or any entity to which the Company might assign its rights and obligations hereunder; provided, however, that the obligations of the Consultant are personal and shall not be assigned or delegated by him.

     25. Withholding. The Company may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Consultant shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

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     26   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     27. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, Company and the Consultant have executed this Agreement effective as of the day and year first written above.

COMPANY:                          CANEUM, INC.

Date:  February 18, 2005          By:  /s/ Gary Allhusen
                                  Name:  Gary Allhusen
                                  Title:  Executive Vice President


CONSULTANT:

Date:  February 18, 2005          /s/ Robert F. Mitro
                                  Robert F. Mitro



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